Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 20, 2004, relating to the financial statements and financial highlights which appears in June 30, 2004 Annual Report to Shareholders of One Group Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Experts,” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

October 27, 2004